Exhibit 107

Calculation of Filing Fee Tables

424(b)(7)

(Form Type)

Unity Software Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(1)	Amount Registered(2)(3)	Proposed Maximum Offering Price Per Unit(1)(4)	Maximum Aggregate Offering Price(1)(4)	Fee Rate	Amount of Registration Fee(1)(4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, par value $0.000005 per share	Rules 456(b) and 457(r)	14,430,616 shares	$35.22	$508,246,295.52	0.00011020	$56,008.74

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$508,246,295.52		$56,008.74

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$56,008.74

(1) Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, or the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, this “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3 (Reg. No. 333-260984).

(2) This prospectus supplement relates to the resale or other distribution by the selling stockholders referenced herein of up to 14,430,616 shares of the registrant’s common stock.

(3) Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include an indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(4) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the registrant’s common stock as reported on The New York Stock Exchange on November 28, 2022.